EXHIBIT 10.51

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

AMENDMENT 5 TO

Software License and Distribution Agreement

THIS AMENDMENT 5 to the IONA Independent Software Vendor Agreement dated June 29, 1998 (with an effective date of January 1, 1998), as amended from time, between IONA Technologies, Inc. (“IONA”) and BroadVision, Inc. (“BroadVision”) (the “Agreement”) is entered into between IONA and BroadVision on this 20th day of December, 2004 (the “Effective Date”). Capitalized terms used herein and not defined shall have the meaning ascribed to them in the Agreement.

WHEREAS, the parties desire to amend the Agreement to extend the Agreement through December 31, 2006 and revise certain of the licensing rights set forth in the Agreement.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

1.               The term of the Agreement, and accordingly, any existing licensing rights and obligations of BroadVision under the Agreement, as modified herein, shall be extended through December 31, 2006.

2.               Section 4.1.1 of the Agreement shall be deleted in its entirety and replaced with a new Section 4.1.1 that shall read as follows:

“‘Developed Software’ shall mean BroadVision’s “Enterprise” customer application, which is Broad Vision’s base platform on which other of BroadVision’s proprietary software runs (e.g., Commerce, Portal and Content) (collectively, “BroadVision’s Proprietary Software”), that is developed using the Software or that embeds or accesses the Software.”

3.               Section 5 of the Agreement shall be deleted in is entirety and replaced with the following language:

“5. [Intentionally Deleted].”

4.           All references in the Agreement to “Integrated Orbix Development Licenses” and “Standalone Orbix Development Licenses” shall be deleted from the Agreement.

5.               The parties agree that BroadVision is not acquiring any support from IONA and, accordingly, IONA shall have no support obligations to BroadVision under the Agreement.

6.               Section 8 of the Agreement shall be deleted in its entirety and replaced with the following language:

“8.  [Intentionally Deleted].”

7.               Schedule B of the Agreement shall be deleted in its entirety and replaced with the following language:

“Schedule B — Intentionally Deleted”

8.               Section 13 of the Agreement shall be deleted in its entirety and replaced with the following language:

“13. DURATION

This Agreement shall be effective as of January 1, 1998 through December 31, 2006, unless terminated as provided for herein, or by the agreement of the parties.”

9.               Schedule A of the Agreement shall be deleted in its entirety and replaced with a new First Supplemental Schedule A, a copy of which is attached hereto as Exhibit 1.

10.         A new Schedule D shall be added to the Agreement, a copy of which is attached hereto as Exhibit II.

11.         Except for the changes specified herein, all terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed these Amendment 5 as of the Effective Date.

IONA Technologies, Inc.		BroadVision, Inc.

By:	/s/ Peter M. Zotto	By:	/s/ Scott C. Neely

Name:	Peter Zotto	Name:	Scott C. Neely

Title:	President	Title:	VP & General Counsel

Exhibit I

First Supplemental Schedule A

1.             Software

The definition of “Software” under this Agreement shall mean the following products:

•                  Orbix 3.0.1 on Solaris 2.6, HP-UX 11, and Windows 2000

•                  Orbix Web 3.2 on Solaris 2.6, HP-UX 11, and Windows 2000

•                  Orbix 3.3 on AIX 4.3

The above identified versions of the operating systems are the versions that BroadVision used to develop the Developed Software.  The Developed Software and BroadVision’s Proprietary Software have been and can continue deploying on later versions of the operating systems that  are compatible with the identified versions.

2.             Development Licenses

No new Development Licenses are being acquired.  BroadVision shall continue to have the right to use, pursuant to Section 3 of the Agreement, the Development Licenses that were acquired prior to the Effective Date of Amendment 5 to the Agreement.

3.             Runtime Licenses

BroadVision shall pay IONA the following royalty fees in connection with the embedding or accessing of the Software in the Developed Software:

A.  Deployment of the Developed Software on a stand-alone basis:

BroadVision shall pay IONA a royalty fee equal to [**]% of the net revenue paid or payable to BroadVision with respect to the deployment of the Developed Software on a stand alone basis.

B.  Deployment of the Developed Software as bundled with BroadVision’s Proprietary Software:

BroadVision shall pay IONA a royalty fee equal to [**]% of the net revenue paid or payable to BroadVision with respect to the deployment of the Developed Software, as bundled with BroadVision’s Proprietary Software, where net revenue with respect to the Developed Software in such bundled transaction is calculated at [**]% of the net revenue for the bundled transaction.  By way of example only, if BroadVision sold a license to BroadVision Portal to a new customer for $1,000,000, the royalty due under this Section 3.B would be $[**] ([**]% of $1,000,000 times [**]% royalty rate).

C.  Existing End Users

For purposes of clarity, BroadVision shall not have to pay any additional royalty fees under this Agreement for the distribution of additional Development Software and/or Runtime Components pertaining to the Software associated with the Developed Software to the extent such Software is being distributed to persons that have been end users of the Developed Software on or before the Effective Date of Amendment 5 to the Agreement

D.  Royalty Reports

Broad Vision shall pay royalties in arrears on a quarterly basis. BroadVision shall provide IONA quarterly royalty reports with respect to the deployment of the Developed Software, as provided for in Section 4.3.3 of the Agreement. A copy of the form of royalty report is attached to the Agreement as Schedule D to the Agreement

4.             Support and Consulting

The parties agree that BroadVision is not acquiring any support from IONA and, accordingly, IONA shall have no support obligations to BroadVision under the Agreement.

Consulting Services may be purchased from IONA based upon IONA’s then current fess and terms and conditions.

Exhibit II

Schedule D

IONA Technologies Quarterly Royalty Report Form

Quarter Ending: (month)                                (day)                       , 20      .

Name of Customer’s End user	Customer Application	Royalty Calculation		Subtotal
		(A) License Fees to Customer or	(B) Royalty rate %

Total

Date:	Royalties Incurred in this Report:
(See Schedule A of the Agreement)
Company:
Support Due:
By (signature):
Total Amount Due*:
Print Name:
Royalties Initially Paid:
Phone:
Remaining Balance:
Email:

*         Please attach payment or a purchase order for all royalties payable with this report under the terms of the Agreement. If attaching a purchase order, payment terms are net 45.

The above information must be reported within 45 days from the end of each calendar quarter, unless otherwise specified in the Agreement, whether or not shipment has occurred.